SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 18, 2004

Date of Report (Date of earliest event reported)

SumTotal Systems, Inc.

(Exact name of Registrant as specified in its charter)

Delaware		42-1607228
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2444 Charleston Road

Mountain View, California 94043

(Address of Principal Executive Offices)

(650) 934-9500

(Registrant’s Telephone Number, Including Area Code)

Effective on March 18, 2004, pursuant to the Agreement and Plan of Reorganization, dated as of October 20, 2003, as amended November 13, 2003 and January 26, 2004 (the “Merger Agreement”), by and among Click2learn, Inc., a Delaware corporation (“Click2learn”), Docent, Inc., a Delaware corporation (“Docent”), SumTotal Systems, Inc., a Delaware corporation and formerly Hockey Merger Corporation (“SumTotal Systems”), and two acquisition subsidiaries of SumTotal Systems, Click2learn and Docent combined their businesses by merging with the separate acquisition subsidiaries of SumTotal Systems (the “Merger”). As a result of the Merger, each of Click2learn and Docent became a wholly owned subsidiary of SumTotal Systems. In addition, each share of Click2learn common stock has been converted into 0.3188 shares of SumTotal Systems common stock and each share of Docent common stock has been converted into 0.7327 shares of SumTotal Systems common stock.

The issuance of SumTotal Systems common stock under the Merger Agreement was registered under the Securities Act of 1933 pursuant to SumTotal Systems’ registration statement on Form S-4 (File No. 333-110535) (the “Registration Statement”) filed with the Securities and Exchange Commission and declared effective on February 12, 2004. The joint proxy statement/prospectus included in the Registration Statement contains additional information about this transaction. Pursuant to Rule 12g-3(c) under the Securities Exchange Act of 1934 (the “Exchange Act”), the SumTotal Systems common stock is deemed to be registered under Section 12(g) of the Exchange Act. Shares of SumTotal Systems common stock are listed on the Nasdaq National Market and trade under the symbol “SUMT”.

The Merger was initially reported on a Current Report on Form 8-K dated March 18, 2004, filed March 19, 2004, and is being amended hereby to include the financial statements required by Item 7.

Item 7. FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial Statements of Businesses Acquired

(1)	The audited financial statements of Docent, Inc. as of December 31, 2003, together with the report thereon of Ernst & Young LLP, were previously provided in Docent’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 17, 2004 (File No. 000-31537); and

(2)	The audited financial statements of Click2learn, Inc. as of December 31, 2003, together with the report thereon of KPMG LLP, were previously provided in Click2learn’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 18, 2004 (File No. 000-24289).

(b)	Pro Forma Financial Information

The following unaudited pro forma financial information required by this Item 7(b) of Form 8-K is attached hereto:

(1)	Unaudited pro forma condensed combined consolidated balance sheet as of December 31, 2003; and

(2)	Unaudited pro forma condensed combined consolidated statement of operations for the year ended December 31, 2003.

(c)	Exhibits

2.1	Agreement and Plan of Reorganization dated as of October 20, 2003, as amended on November 13, 2003 and January 26, 2004, by and among Docent, Inc., Click2learn, Inc., SumTotal Systems, Inc. (formerly Hockey Merger Corporation), Devil Acquisition Corporation and Canuck Acquisition Corporation (incorporated by reference from Annex A of the Joint Proxy Statement/Prospectus of the Registrant included in the Registration Statement on Form S-4 (File No. 333-110535)).

3.1	Amended and Restated Certificate of Incorporation of SumTotal Systems, Inc. (incorporated by reference from Registrant’s Form 8-K filed with the Securities and Exchange Commission on March 19, 2004 (File No. 000-50640)).

3.2	Amended and Restated Bylaws of SumTotal Systems, Inc. (incorporated by reference from Registrant’s Form 8-K filed with the Securities and Exchange Commission on March 19, 2004 (File No. 000-50640)).

4.1	Specimen Stock Certificate (incorporated by reference from Registrant’s Form 8-K filed with the Securities and Exchange Commission on March 19, 2004 (File No. 000-50640)).

99.1	Press Release of SumTotal Systems, Inc. dated March 18, 2004 (incorporated by reference from Registrant’s Form 8-K filed with the Securities and Exchange Commission on March 19, 2004 (File No. 000-50640)).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 20, 2004

SUMTOTAL SYSTEMS, INC.

By:	/s/ Neil J. Laird
Name:	Neil J. Laird
Title:	Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX

(a)	Financial Statements of Businesses Acquired

(1)	The audited financial statements of Docent, Inc. as of December 31, 2003, together with the report thereon of Ernst & Young LLP, were previously provided in Docent’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 17, 2004 (File No. 000-31537); and

(2)	The audited financial statements of Click2learn, Inc. as of December 31, 2003, together with the report thereon of KPMG LLP, were previously provided in Click2learn’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 18, 2004 (File No. 000-24289).

(b)	Pro Forma Financial Information

The following unaudited pro forma financial information required by this Item 7(b) of Form 8-K is attached hereto:

(1)	Unaudited pro forma condensed combined consolidated balance sheet as of December 31, 2003; and

(2)	Unaudited pro forma condensed combined consolidated statement of operations for the year ended December 31, 2003.

(c)	Exhibits

2.1	Agreement and Plan of Reorganization dated as of October 20, 2003, as amended on November 13, 2003 and January 26, 2004, by and among Docent, Inc., Click2learn, Inc., SumTotal Systems, Inc. (formerly Hockey Merger Corporation), Devil Acquisition Corporation and Canuck Acquisition Corporation (incorporated by reference from Annex A of the Joint Proxy Statement/Prospectus of the Registrant included in the Registration Statement on Form S-4 (File No. 333-110535)).

3.1	Amended and Restated Certificate of Incorporation of SumTotal Systems, Inc. (incorporated by reference from Registrant’s Form 8-K filed with the Securities and Exchange Commission on March 19, 2004 (File No. 000-50640)).

3.2	Amended and Restated Bylaws of SumTotal Systems, Inc. (incorporated by reference from Registrant’s Form 8-K filed with the Securities and Exchange Commission on March 19, 2004 (File No. 000-50640)).

4.1	Specimen Stock Certificate (incorporated by reference from Registrant’s Form 8-K filed with the Securities and Exchange Commission on March 19, 2004 (File No. 000-50640)).

99.1	Press Release of SumTotal Systems, Inc. dated March 18, 2004 (incorporated by reference from Registrant’s Form 8-K filed with the Securities and Exchange Commission on March 19, 2004 (File No. 000-50640)).

UNAUDITED PRO FORMA

CONDENSED COMBINED CONSOLIDATED FINANCIAL STATEMENTS

OF CLICK2LEARN AND DOCENT

The following unaudited pro forma condensed combined consolidated financial statements give effect to the transaction between Click2learn, Inc., a Delaware corporation (“Click2learn”) and Docent, Inc., a Delaware corporation (“Docent”) using the purchase method of accounting for the business combination.

Effective March 18, 2004 pursuant to the Agreement and Plan of Reorganization, dated as of October 20, 2003, as amended (the “Merger Agreement”), by and among Click2learn, Docent, SumTotal Systems, Inc., a Delaware corporation (“SumTotal Systems”), and two acquisition subsidiaries of SumTotal Systems, Click2learn and Docent combined their businesses by merging with acquisition subsidiaries of SumTotal Systems (the “Merger”). The Merger was approved by the Stockholders of Click2learn and Docent at special shareholder meetings held on March 18, 2004 and the Merger was effected on March 18, 2004. SumTotal Systems is a new Delaware corporation formed for the purpose of effecting the Merger. SumTotal Systems’ shares of common stock are listed on the Nasdaq National Market under the symbol “SUMT”.

Click2learn common stockholders received 0.3188 shares of SumTotal Systems common stock for each share they own (the “Click2learn Exchange Ratio”) and Docent common stockholders received 0.7327 shares of SumTotal Systems common stock for each share they own (the “Docent Exchange Ratio”). In addition, (i) each outstanding option and warrant to purchase shares of Click2learn common stock was assumed by SumTotal Systems and represents the right to purchase a number of shares of SumTotal Systems common stock based on the Click2learn Exchange Ratio, and the exercise price per share was adjusted accordingly, and (ii) each outstanding option and warrant to purchase Docent common stock was assumed by SumTotal Systems represents the right to purchase a number of shares of SumTotal Systems common stock based on the Docent Exchange Ratio, and the exercise price per share was adjusted accordingly.

The transaction will be accounted for as an acquisition of Docent by Click2learn under the purchase method of accounting in accordance with Statement of Financial Accounting Standards No. 141, “Business Combinations.” Under the purchase method of accounting, the total estimated purchase price is allocated to the net tangible and intangible assets acquired by Click2learn in connection with the transaction, based on their fair values as of the completion of the transaction. The excess cost over the net tangible and identifiable intangible assets has been allocated to goodwill.

We cannot assure you that SumTotal Systems will not incur charges in excess of those included in the pro forma total consideration related to the transaction or that management will be successful in its effort to integrate the operations of the companies.

The unaudited pro forma condensed combined consolidated balance sheet of Click2learn and Docent gives effect to the transaction as if it occurred on December 31, 2003. The unaudited pro forma condensed combined consolidated statement of operations for the year ended December 31, 2003 as if it had occurred on January 1, 2003.

The accompanying unaudited pro forma condensed combined consolidated financial statements are presented in accordance with Article 11 of Regulation S-X. The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the proposed transaction had been consummated on January 1, 2003, nor is it necessarily indicative of future operating results or financial position. See “STATEMENTS REGARDING FORWARD-LOOKING INFORMATION” on page 36 of the S-4/A of Hockey Merger Corporation on

February 13, 2004. The pro forma adjustments are based upon information and assumptions available at the time of the filing of this joint proxy statement/prospectus. The pro forma financial statements should be read in conjunction with the accompanying notes thereto and with Click2learn and Docent historical consolidated financial statements and related notes thereto, incorporated by reference into this 8-K.

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED

BALANCE SHEET

As of December 31, 2003

(in thousands)

	Historical		Pro Forma Adjustments		Pro Forma Combined
	Click2learn	Docent
Assets
Current Assets:
Cash and cash equivalents	$12,862	$27,497			$40,359
Short term investments	—	1,996			1,996
Accounts receivable, net	10,359	7,592			17,951
Prepaid royalties and licenses	15	—			15
Prepaid expenses and other current assets	780	1,743			2,523

Total current assets	24,016	38,828	—		62,844

Property and equipment, net	872	2,154			3,026
Goodwill	2,877	760	(760	)(D)	23,093
			20,216	(B)
Intangible assets, net	3,196	697	(697	)(D)	14,452
			11,256	(B)
Other assets	1,704	415	(1,157	)(A)	962

Total assets	$32,665	$42,854	$28,858		$104,377

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,786	$622			$2,408
Accrued compensation and benefits	2,612	1,929	653	(B)	5,194
Accrued liabilities	—	1,824	792	(B)	3,579
			963	(A)
Current portion of restructuring accrual	—	604			604
Deferred revenues	5,361	8,049	(5,541	)(B)	7,869
Short term debt	3,521	—			3,521
Other	889	—			889

Total current liabilities	14,169	13,028	(3,133)		24,064
Total liabilities

Restructuring Accrual	—	328			328

Stockholders’ equity:
Preferred stock	—	—
Common stock	328	13	(13	)(C)	338
			10	(A)
Additional paid-in capital	254,797	228,611	(228,611	)(C)	319,702
			64,905	(A)
Receivable from stockholders	—	(154)	139	(B)	(15)
Unearned stock-based compensation	—	(163)	163	(C)	(2,085)
			(2,085	)(B)
Accumulated deficit	(236,168)	(198,933)	198,933	(C)	(237,494)
			(1,326	)(B)
Accumulated other comprehensive income	(461)	124	(124	)(C)	(461)

Total stockholders’ equity	18,496	29,498	31,991		79,985

Total liabilities and stockholders’ equity	$32,665	$42,854	$28,858		$104,377

See accompanying notes to unaudited pro forma condensed combined consolidated financial statements.

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED

STATEMENT OF OPERATIONS

For the year ended December 31, 2003

(in thousands, except per share data)

Historical	Pro Forma Adjustments	Pro Forma Combined
Click2learn	Docent
Revenue:
License	$9,134	$13,341	$(2190	)(E)	$20,285
Services and maintenance	20,353	16,897	(2,270	)(E)	34,980

Total revenue	29,487	30,238	(4,460)	55,265

Cost of revenue:
License	1,766	1,334	(880	)(D)	6,435
4,215	(G)
Services and maintenance	7,733	8,290	69	(F)	15,968
(124	)(H)

Total cost of revenue	9,499	9,624	3,280	22,403

Gross margin	19,988	20,614	(7,740)	32,862

Operating expenses:
Research and development	6,411	9,373	184	(F)	15,759
(209	)(H)
Sales and marketing	13,942	16,293	475	(F)	30,529
(181	)(H)
General and administrative	5,530	6,190	424	(F)	10,936
(51	)(H)
(1,157	)(I)
Restructuring cost	—	(391)	—	(391)

Total operating expenses	25,883	31,465	(515)	56,833

Total operating loss	(5,895)	(10,851)	(7,225)	(23,971)

Other income (expense), net	(181)	(95)	—	(276)
Interest income, net	45	350	—	395
Equity in losses of affiliate	(100)	—	—	(100)

Loss before provision for income taxes	(6,131)	(10,596)	—	(23,952)

Provision for income taxes	29	109	—	138

Net loss	$(6,160)	$(10,705)	$—	$(24,090)

Net loss per share, basic and diluted:	$(0.21)	$(0.82)	$(1.28)

Weighted average common shares outstanding, basic and diluted	28,973	13,065	18,809	(J)

See accompanying notes to unaudited pro forma condensed combined consolidated financial statements.

(A)	Purchase Price Adjustments

The purchase price adjustments reflect the issuance of 9,748,253 shares of SumTotal’s common stock to Docent stockholders using the exchange ratio of 0.7327 based on 13,304,562 shares of Docent common stock outstanding at March 18, 2004. The fair value of SumTotal shares issued was based on a per share value of $5.71, which is equal to Click2learn’s average last sale price per share as reported on the Nasdaq National Market for the trading-day period two days before and after October 20, 2003, the date of the merger agreement, using the exchange ratio of 0.3188 to SumTotal Systems common stock.

For purposes of the pro forma financial information, the following table presents the components of the purchase price consideration.

(in thousands)
Fair value of common stock assumed to be issued	$55,663
Estimated acquisition related costs	2,120
Assumption of Docent stock options	9,252

$67,035

The estimated acquisition-related costs for Click2learn consist primarily of banking, legal and accounting fees, printing costs, and other directly related charges. Click2Learn had paid $1.2 million of these costs through December 13, 2003 and had them classified as prepaid expenses. The remaining $963,000 appear as a pro forma adjustment to accrued liabilities.

Docent stock options assumed are valued at $9.3 million using the Black-Scholes valuation model. The intrinsic value of unvested stock options totaling $2.1 million as of March 18, 2004 has been included in the Docent net assets acquired.

(B)	Purchase Price Allocation

The following represents the preliminary allocation of the purchase price to the acquired assets and assumed liabilities of Docent and is for illustrative purposes only. This allocation is preliminary and based on Docent’s assets and liabilities as of December 31, 2003.

(in thousands)
Net tangible assets	$34,237
Goodwill	20,216
Intangible assets:
Core/developed technology	5,412
Customer installed base/relationship	2,605
Customer hosted relationships	1,014
Customer contracts	2,225
In-process research and development	1,326

Total purchase price	$67,035

Net tangible assets consist of $34.2 million, including receivable from stockholders, recorded on the Docent historical financial statements as of December 31, 2003. Docent historical net tangible assets were primarily adjusted and increased for the reduction in deferred revenue of $5.5 million and the addition of $2.1 million of unearned stock-based compensation. Docent historical net tangible assets primarily were adjusted and decreased by $1.5 million to eliminate Docent’s goodwill and intangible asset, $792,000 associated with operating lease commitments that exceed their fair value, $653,000 associated with involuntary employee termination costs in connection with the transaction and $139,000 associated with a receivable from a stockholder which will be forgiven as a result of the transaction. The adjustment for operating lease commitments represents a pro forma credit of $565,000 for the year ended December 31, 2003. Employee termination costs are not reflected in the unaudited pro forma condensed combined consolidated statements of operations due to their non-recurring nature.

The reduction in Docent’s reported deferred revenue at December 31, 2003 of $5.5 million, reflects the preliminary estimate of the fair value of SumTotal’s legal performance obligation under Docent’s software maintenance and support contracts and to eliminate historical amounts of Docent’s deferred revenue that do not represent a legal performance obligation to SumTotal. The deferred revenue adjustment at closing, had the effect of reducing the amount of revenue the combined company will recognize in periods subsequent to the merger compared to the amount of revenue Docent would have recognized in the same period absent the transaction.

The $2.1 million of deferred stock-based compensation represents the unearned portion, as of December 31, 2003, of the intrinsic value of Docent’s common stock options assumed in the merger. The deferred stock-based compensation is being amortized on an accelerated basis over the remaining vesting period of one to four years consistent with the graded vesting approach described in FASB Interpretation No. 28. Unvested stock options held by certain directors and officers of both Click2learn and Docent were entitled to accelerated vesting as a result of the transaction. The effect of such accelerated vesting has not been reflected in the unaudited pro forma condensed combined consolidated financial statements because they are non-recurring.

SumTotal Systems assigned $1.3 million to research and development assets represented acquired in-process research and development (“IPR&D”) that had not yet reached technological feasibility and had no alternative future use. We wrote off these assets at the date of acquisition in accordance with Financial Accounting Standards Board Interpretation No. 4, Applicability of Financial Accounting Standards Board Statement No. 2 to Business Combination Accounted for by the Purchase Method. To estimate the value of the IPR&D, the expected cash flows attributed to the completed portion of the IPR&D were calculated. These cash flows considered the contribution of the core/developed technology, the risks related to the development of the IPR&D and the percent complete as of the valuation date as well as the expected life cycle of the technology. Finally, the cash flows attributed to the completed portion of the IPR&D, net of the core technology contribution, were discounted to the present value to estimate the value of the IPR&D. IPR&D expense is not reflected in the unaudited pro forma condensed combined consolidated statements of operations due to their non-recurring nature.

Goodwill represents the excess of the purchase price over the fair value of tangible and identifiable intangible assets. The unaudited pro forma condensed combined consolidated statements of operations do not reflect the amortization of goodwill acquired in the proposed merger consistent with the guidance in the Financial Accounting Standards Board (FASB) Statement No. 142, Goodwill and Other Intangible Assets.

Amortization of other intangible assets has been provided over the following estimated useful lives: core/developed technology—four years; customer installed base/relationship—six years; customer hosted relationships; and customer contracts—one year. The following represents annual amortization of other intangible assets for SumTotal:

Fiscal Year	(in thousands)
Remainder
2004	$4,215
2005	1,990
2006	1,990
2007	1,990
2008	637
2009	434

$11,256

The amortization of other intangible assets of $4.2 million for the year ended December 31, 2003, reflected in the unaudited pro forma condensed combined consolidated statements of operations, consist of core/developed technology, customer install base/relationship and customer hosted relationships.

Revenue presented in the pro forma financial statements consists of fees for perpetual and time-based licenses of software products, consulting services, maintenance, hosting, and training and consulting.

(C) The pro forma adjustment represents the elimination of Docent’s stockholders’ equity accounts.

(D) The pro forma adjustment represents the elimination of Docent’s capitalized goodwill and other intangible assets aggregating $1.5 million, and related amortization expense of $880,000 year ended December 31, 2003.

(E) The pro forma adjustment represents the reduction of estimated revenue associated with Docent’s deferred revenue balance at December 31, 2002, that was released in the year ended December 31, 2003. The deferred revenue adjustment at closing, had the effect of reducing the amount of revenue the combined company will recognize in periods subsequent to the merger compared to the amount of revenue Docent would have recognized in the same period absent the transaction. If the merger would have occurred on January 1, 2003, estimated revenue associated with Docent’s December 31, 2002 deferred revenue balance would have reduced license revenue of $2.2 million and service and maintenance revenue of $2.3 million for the year ended December 31, 2003.

(F) The pro forma adjustment represents amortization of the intrinsic value of Docent’s exchanged unvested options of $1.2 million for the year ended December 31, 2003. The pro forma adjustment is allocated to license cost of revenue, research and development expense, sales and marketing expense, and general and administrative expense based on the option holder’s function in SumTotal.

(G) The pro forma adjustment represents the amortization of core/developed technology, customer install base/relationship, customer hosted relationship, and customer contract relationship intangible assets of $4.2 million for the year ended December 31, 2003.

(H) The pro forma adjustment represents the reduction in the operating lease commitment for Docent’s Mountain View California facility to its fair value, in the amount of $565,000 for the year ended December 31, 2003.

(I) The pro forma adjustment represents the reduction in general and administrative expenses associated with Docent’s expenses incurred associated with the merger with Click2Learn of $1.2 million for the year ended December 31, 2003.

(J) Unaudited pro forma combined weighted average common shares outstanding, basic and diluted is based on the combined weighted average common shares outstanding, basic and diluted of Click2learn at the exchange ratio of 0.3188, and the addition of 9,748,253 shares of SumTotal’s common stock issued to Docent stockholders using the exchange ratio of 0.7327 based on 13,304,562 shares of Docent common stock outstanding at March 18, 2004.